EXHIBIT 10.1

ASSIGNMENT OF EXCHANGE RIGHTS, JOINDER AND PARTIAL SATISFACTION OF NOTE AGREEMENT

This Assignment of Exchange Rights, Joinder and Partial Satisfaction of Note Agreement (this “Agreement”) is entered into as of June 22, 2026 (the “Effective Date”), by and between:

VisionWave Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (“VisionWave”);

Adrian Holdings S.R.L., a company organized and existing under the laws of the Republic of Costa Rica (“Adrian”).

VisionWave and Adrian are each referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Exchange Agreement (as defined below).

RECITALS

WHEREAS, VisionWave and SaverOne are parties to that certain Exchange Agreement, dated as of January 26, 2026 (the “Exchange Agreement”), pursuant to which, among other things, SaverOne agreed to issue to VisionWave SaverOne Ordinary Shares in three sequential Stages in exchange for shares of VisionWave Common Stock;

WHEREAS, the Stage 1 Closing under the Exchange Agreement has been consummated, and the Stage 2 Closing (the Milestone 1 Exchange) and the Stage 3 Closing (the Milestone 2 Exchange) remain to be consummated, at which Closings SaverOne is to issue to VisionWave the Stage 2 SaverOne Shares and the Stage 3 SaverOne Shares, respectively (collectively, the “Remaining SaverOne Shares”);

WHEREAS, VisionWave and Adrian are parties to that certain Asset Purchase Agreement, dated as of January 5, 2026 (the “Adrian APA”), in connection with which VisionWave issued and delivered to Adrian a promissory note in the original principal amount of USD $10,000,000, dated January 5, 2026 (the “Adrian Note”);

WHEREAS, VisionWave desires to assign and transfer to Adrian, and Adrian desires to acquire, the right to receive a portion of the Remaining SaverOne Shares otherwise issuable to VisionWave at the Stage 2 Closing and/or the Stage 3 Closing (such assigned shares, the “Assigned Shares”), in each case on the terms and subject to the conditions set forth herein;

WHEREAS, in consideration for the Assigned Shares, VisionWave and Adrian have agreed that the outstanding principal amount of the Adrian Note shall be reduced by an amount equal to the value of the Assigned Shares plus ten percent (10%), as further set forth herein; and

WHEREAS, Section 9.8 of the Exchange Agreement contains no provision rendering an assignment made without the consent of the other party thereto void or invalid; accordingly, the assignment of the right to receive the Assigned Shares effected hereby is intended to be, and shall be, effective as between VisionWave and Adrian upon the terms set forth herein, and VisionWave shall provide SaverOne with notice of such assignment and an irrevocable direction to deliver the Assigned Shares to Adrian, as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	ASSIGNMENT OF EXCHANGE RIGHTS; JOINDER

1.1       Partial Assignment. Effective immediately prior to, and conditioned upon the occurrence of, the applicable Closing (as provided in Section 4), VisionWave hereby irrevocably assigns, transfers, and conveys to Adrian all of VisionWave’s right, title, and interest in and to the right to receive 14,843,945,442 SaverOne Ordinary Shares (the “Assigned Shares”), constituting a portion of the Remaining SaverOne Shares otherwise issuable to VisionWave at the Stage 2 Closing and/or the Stage 3 Closing under Section 1.2 of the Exchange Agreement. The number of Assigned Shares, and the allocation thereof between the Stage 2 Closing and the Stage 3 Closing, shall be as set forth on Schedule A hereto. For the avoidance of doubt, VisionWave retains all of its right, title, and interest in and to the balance of the Remaining SaverOne Shares not constituting Assigned Shares. The assignment effected hereby is intended to vest the right to receive the Assigned Shares in Adrian immediately prior to issuance, such that the Assigned Shares are issued directly to, and title thereto passes directly to, Adrian without ever resting in VisionWave. VisionWave acts solely as a conduit with respect to the Assigned Shares and at no time holds, acquires, or retains beneficial ownership of the Assigned Shares.

1.2       Joinder. Adrian hereby agrees, for the benefit of VisionWave (and, to the extent it may be enforced by SaverOne as an intended beneficiary of this Section 1.2, for the benefit of SaverOne), to be bound by and to comply with the investment representations, transfer restrictions, and legend requirements applicable to a holder of the Assigned Shares set forth in Article 8 and Section 3.17 of the Exchange Agreement, in each case mutatis mutandis and as if Adrian were the holder named therein with respect to the Assigned Shares. This Section 1.2 constitutes a unilateral undertaking by Adrian and does not require, and shall not be construed to require, the execution of this Agreement by, or any other act of, SaverOne. Except as expressly set forth herein, Adrian shall not acquire any rights, or assume any obligations, under the Exchange Agreement.

1.3       No Assumption of VisionWave Payment Obligation. Notwithstanding the assignment effected hereby, the obligation to issue and deliver to SaverOne the shares of VisionWave Common Stock constituting the consideration for the Stage 2 SaverOne Shares and the Stage 3 SaverOne Shares under the Exchange Agreement shall remain the sole obligation of VisionWave, and Adrian shall have no obligation in respect thereof.

2.	DELIVERY DIRECTION; CONDUIT; NO MOMENTARY OWNERSHIP

2.1       Delivery Direction. No later than five (5) Business Days prior to each of the Stage 2 Closing and the Stage 3 Closing, VisionWave shall deliver to SaverOne (and, as applicable, to SaverOne’s transfer agent) an irrevocable written direction (the “Delivery Direction”) directing SaverOne to issue and deliver the Assigned Shares allocable to such Closing directly to Adrian (or to a custodian designated in writing by Adrian to receive and hold the Assigned Shares as agent for Adrian). The Delivery Direction is given as a notice and direction pursuant to Section 9.4 of the Exchange Agreement and does not require, request, or depend upon the consent of SaverOne. VisionWave shall give the Delivery Direction effect through its own rights as the party entitled to issuance under the Exchange Agreement and shall not be required to obtain SaverOne’s agreement or signature in connection therewith.

2.2       Direct Issuance. The Parties intend that, at the Stage 2 Closing and the Stage 3 Closing, as applicable, and in accordance with the Delivery Direction, (a) the Assigned Shares allocable to such Closing be issued and delivered directly to Adrian (or its designated custodian), and (b) the balance of the Remaining SaverOne Shares issuable at such Closing be issued to VisionWave, in each case against VisionWave’s issuance and delivery to SaverOne of the shares of VisionWave Common Stock constituting the consideration for such Stage as required under the Exchange Agreement. If, notwithstanding the Delivery Direction, any Assigned Shares are issued or delivered to VisionWave (or registered in VisionWave’s name) rather than to Adrian, then VisionWave shall receive and hold such Assigned Shares solely as conduit, bare nominee, and agent for, and in trust for the exclusive benefit of, Adrian; VisionWave shall acquire no beneficial ownership of, and no voting, economic, or other beneficial rights in, such Assigned Shares; and VisionWave shall, without further consideration, immediately transfer and deliver such Assigned Shares to Adrian. Title to any Assigned Shares so issued to VisionWave shall be deemed to pass simultaneously through VisionWave to Adrian, without resting in VisionWave, at the instant of issuance.

2.3       No Change to SaverOne Consideration. Nothing in this Agreement shall reduce, increase, or otherwise modify the aggregate number of SaverOne Ordinary Shares issuable, or the aggregate consideration payable to SaverOne, under the Exchange Agreement; the sole effect of this Agreement with respect to such issuance is to direct a portion of the Remaining SaverOne Shares to Adrian rather than to VisionWave.

3.	CONSIDERATION; PARTIAL REDUCTION OF THE ADRIAN NOTE

3.1       Note Reduction. In consideration for the Assigned Shares, effective upon the issuance of the Assigned Shares to Adrian at the applicable Closing, the outstanding principal amount of the Adrian Note shall be automatically reduced by the Note Reduction Amount (as defined below), without any further action by any Party.

3.2       Note Reduction Amount. The “Note Reduction Amount” means an amount equal to one hundred ten percent (110%) of the Assigned Share Value (that is, the Assigned Share Value plus an additional ten percent (10%) thereof). The “Assigned Share Value” means the value of the Assigned Shares, as determined by VisionWave in good faith based on the valuation methodology applied to the SaverOne Shares issued at the applicable Stage under the Exchange Agreement, or as otherwise agreed in writing by VisionWave and Adrian. The Assigned Share Value and the resulting Note Reduction Amount shall be as set forth on Schedule A hereto.

3.3       Application; Treatment as Payment. The Note Reduction Amount shall be applied to reduce the outstanding principal amount of the Adrian Note and, unless VisionWave and Adrian agree otherwise in writing, shall be treated as a payment of principal under the Adrian Note for all purposes, including for purposes of any reduction in the interest rate of the Adrian Note that is conditioned on payments of principal thereunder. Promptly following each applicable Closing, VisionWave and Adrian shall execute and deliver an acknowledgment or allonge to the Adrian Note reflecting the reduced outstanding principal balance.

3.4       No Other Modification of the Adrian Note or Adrian APA. Except for the reduction of the outstanding principal amount of the Adrian Note as expressly provided herein, the Adrian Note and the Adrian APA shall remain in full force and effect in accordance with their respective terms.

4.	CLOSING; CONDITIONS

4.1       Timing. The assignment of the right to receive the Assigned Shares allocable to each of the Stage 2 Closing and the Stage 3 Closing shall be effective immediately prior to, and the issuance of the Assigned Shares and the corresponding reduction of the Adrian Note shall occur upon, the applicable Stage 2 Closing or Stage 3 Closing under the Exchange Agreement, in each case conditioned upon the occurrence of such Closing (including the achievement and certification of the applicable Milestone and the satisfaction or waiver of the conditions to such Closing set forth in the Exchange Agreement).

4.2       Allocation Notice. VisionWave may, by written notice to SaverOne and Adrian delivered no later than five (5) Business Days prior to the applicable Closing, specify or update the number of Assigned Shares allocable to such Closing, consistent with the aggregate number of Assigned Shares set forth on Schedule A.

4.3       Nasdaq and Regulatory Compliance. The Parties’ respective obligations hereunder are subject to compliance with the applicable rules of The Nasdaq Stock Market, applicable securities laws, and the receipt of any required regulatory approvals.

5.	REPRESENTATIONS AND WARRANTIES

5.1       Mutual. Each Party represents and warrants, as to itself, that: (a) it is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; (b) it has full power and authority to execute, deliver, and perform this Agreement; (c) this Agreement has been duly executed and delivered by it and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, and similar laws and general principles of equity; and (d) its execution, delivery, and performance of this Agreement do not violate its organizational documents or any material agreement or applicable law to which it is subject.

5.2       VisionWave. VisionWave represents and warrants that it has good and valid title to, and the right to assign, the right to receive the Assigned Shares, free and clear of all Liens (other than restrictions imposed by applicable securities laws), and that it has not previously assigned, transferred, pledged, or otherwise encumbered such right.

5.3       Adrian. Adrian represents and warrants that: (a) it is acquiring the Assigned Shares for its own account, for investment purposes, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of applicable securities laws; (b) it understands that the Assigned Shares will be “restricted securities,” have not been registered under the Securities Act or any other applicable securities laws, and may not be offered, sold, or otherwise transferred except pursuant to an effective registration statement or an applicable exemption therefrom; (c) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of acquiring the Assigned Shares and is able to bear the economic risk thereof; and (d) it consents to the imprinting of a customary restrictive legend on any certificate or book- entry notation evidencing the Assigned Shares.

6.	MISCELLANEOUS

6.1       Governing Law; Dispute Resolution. This Agreement shall be governed by, and construed in accordance with, the law specified in, and shall be subject to the jurisdiction and dispute resolution provisions set forth in, Sections 9.1 and 9.10 of the Exchange Agreement, which are incorporated herein by reference mutatis mutandis.

6.2       Entire Agreement. This Agreement, together with the Exchange Agreement, the Adrian APA, and the Adrian Note, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, and negotiations with respect thereto.

6.3       Amendments; Waivers. No amendment, modification, or waiver of any provision of this Agreement shall be effective unless in writing and signed by each Party (or, in the case of a waiver, by the Party against whom the waiver is to be effective).

6.4       No Other Amendment; Conflict. Except as expressly set forth herein, the Exchange Agreement remains in full force and effect in accordance with its terms. In the event of any conflict between this Agreement and the Exchange Agreement with respect to the Assigned Shares, this Agreement shall control.

6.5       Further Assurances. Each Party shall execute and deliver such further documents and instruments, and take such further actions, as may be reasonably necessary or appropriate to give effect to this Agreement.

6.6       Assignment. No Party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Parties, except as otherwise permitted under the Exchange Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

6.7       No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted successors and assigns, and nothing herein, express or implied, is intended to confer any rights or remedies upon any other Person.

6.8       Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart by facsimile, PDF, or other electronic means shall be effective as delivery of a manually executed counterpart.

6.9       Notices. All notices hereunder shall be given in the manner set forth in Section 9.4 of the Exchange Agreement, to the addresses set forth therein or, in the case of Adrian, to the address set forth in the Adrian APA, or to such other address as a Party may designate by notice.

6.10       Severability. If any provision of this Agreement is held invalid, illegal, or unenforceable in any jurisdiction, the remaining provisions shall remain in full force and effect, and such provision shall be reformed to the minimum extent necessary to make it valid and enforceable.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

VISIONWAVE HOLDINGS, INC.

By:
Name:	Douglas Davis
Title:	Executive Chairman and CEO

ADRIAN HOLDINGS S.R.L.

By:
Name:	Mauricio Ernesto Lara Ramos
Title:	Manager

SCHEDULE A

ASSIGNED SHARES AND NOTE REDUCTION AMOUNT

This Schedule A forms part of, and is subject to the terms of, the Agreement. The figures below are to be completed by VisionWave management prior to the applicable Closing.

Item	Amount
Total Assigned Shares (SaverOne Ordinary Shares)	14,843,945,442
Assigned Share Value	USD $1,302,281
Note Reduction Amount (110% of Assigned Share Value)	USD $1,432,509*

* Subject to adjustment; to be finalized by Adrian and VisionWave within ten (10) business days.